Exhibit 99.2

PEDEVCO CORP.
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information reflects the historical statements of revenues and direct operating expenses of approximately 12,997 net acres of oil and gas properties and interests in 53 wells located in the Denver-Julesburg Basin, Colorado (the “Acquired Assets”) acquired by Red Hawk Petroleum, LLC (“Red Hawk”), a wholly-owned subsidiary of PEDEVCO Corp. (the “Company”), from Golden Globe Energy (US), LLC (“GGE”). This acquisition is described further below.

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma combined financial information and accompanying notes have been prepared to reflect the pro forma effects of the following:

Acquisition of Assets from Golden Globe (US), LLC

On February 23, 2015 (the “Closing”), Red Hawk Petroleum, LLC (“Red Hawk”), a wholly-owned subsidiary of PEDEVCO Corp. (the “Company”), completed the acquisition of approximately 12,977 net acres of oil and gas properties and interests in 53 gross wells located in the DJ Basin, Colorado (the “Acquired Assets”) from Golden Globe Energy (US), LLC (“GGE”).

As consideration for the acquisition of the Acquired Assets, the Company (i) issued to GGE 3,375,000 restricted shares of the Company’s $0.001 par value per share common stock and 66,625 restricted shares of the Company’s newly-designated Amended and Restated Series A Convertible Preferred Stock (the “Series A Preferred”), (ii) assumed approximately $8.35 million of subordinated  notes payable  from GGE pursuant to an Assumption and Consent Agreement and an Amendment to Note and Security Agreement, and (iii) provided GGE with a one-year option to acquire the Company’s interest in its Kazakhstan opportunity for $100,000 pursuant to a Call Option Agreement. The effective date of the transaction was January 1, 2015, with the exception of all revenues and refunds attributable to GGE’s approximate 49.7% interest in each of the Loomis 2-1H, Loomis 2-3H and Loomis 2-6H wells, which revenues and refunds the Company owns from the date of first production, which are estimated through January 2015 to total approximately $700,000.

The following tables summarize the purchase price and allocation of the purchase price to the net assets acquired (in thousands):

Purchase Price on February 23, 2015:
Fair value of common stock issued	$2,734
Fair value of Series A Preferred stock issued	28,402
Assumption of subordinated notes payable	8,353
Proceeds from Kazakhstan option issued	5,000
Total purchase price	$44,489

Fair value of net assets at February 23, 2015:
Accounts receivable – oil and gas	1,678
Oil and gas properties, subject to amortization	43,562
Total assets	45,240

Accounts payable	(664)
Asset retirement obligations	(87)
Total liabilities	(751)
Net assets acquired	$44,489

The following unaudited combined balance sheet as of December 31, 2014, gives effect to the above described transactions as if it had been consummated on December 31, 2014. The unaudited pro forma combined statement of operations for the year ended December 31, 2014 give effect as if the transactions had been consummated on January 1, 2014. The unaudited pro forma combined financial statements and accompanying notes should be read together with the audited financial statements of the Company and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 incorporated herein by reference, the Company’s subsequent filings with the Securities and Exchange Commission and the historical Statements of Revenues and Direct Operating Expenses of the Assets Acquired .

The accompanying Unaudited Pro Forma Combined Financial Statements and Notes have been prepared in accordance with GAAP. It is the Company’s understanding, that the SEC staff is of the view that the acquisition of a working interest in producing oil and gas properties constitutes the acquisition of a business for purposes of determining the financial statement presentation requirements. Therefore, the Purchase Agreement has been accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under the acquisition method, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values, with any excess of the purchase price over the estimated fair value of the identifiable net assets acquired recorded as goodwill.

The preparation of these Unaudited Pro Forma Combined Financial Statements requires management to make estimates and judgments that may affect the reported amounts of assets, liabilities, revenues and expenses.

Management’s estimates are based on historical experience and assumptions and deemed reasonable under the circumstances and form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent or available from other sources.

2. PURCHASE PRICE ALLOCATION

The following table summarizes the allocation of the purchase price to the net assets acquired (in thousands):

Purchase Price on February 23, 2015:
Fair value of common stock issued	$2,734
Fair value of Series A Preferred stock issued	28,402
Assumption of subordinated notes payable	8,353
Proceeds from Kazakhstan option issued	5,000
Total purchase price	$44,489

Fair value of net assets at February 23, 2015:
Accounts receivable – oil and gas	1,678
Oil and gas properties, subject to amortization	43,562
Total assets	45,240

Accounts payable	(664)
Asset retirement obligations	(87)
Total liabilities	(751)
Net assets acquired	$44,489

PEDEVCO CORP.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
(amounts in thousands)

	December 31, 2014	Acquisition of Golden Globe Energy (US), LLC Properties		Pro Forma Combined
		(a)
Assets
Current assets:
Cash	$6,675	$-		$6,675
Accounts receivable - oil and gas	581	1,678		2,259
Accounts receivable - oil and gas - related party	21	-		21
Accounts receivable - related party	58	-		58
Deferred financing costs	2,208	-		2,208
Prepaid expenses and other current assets	81	-		81
Total current assets	9,624	1,678		11,302

Oil and gas properties:
Oil and gas properties, subject to amortization, net	19,850	43,562		63,412
Oil and gas properties, not subject to amortization, net	2,205	-		2,205

Total oil and gas properties, net	22,055	43,562		65,617

Deferred financing costs	3,609	-		3,609
Note receivable	5,000	(5,000)	(b)	-
Note receivable - related party	1,363	-		1,363
Other assets	85	-		85
Investments - cost method	4	-		4
Total assets	$41,740	$40,240		$81,980

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$6,766	$664		$7,430
Accounts payable - related party	1,884	-		1,884
Accrued expenses	1,551	-		1,551
Accrued expenses - related party	1,353	-		1,353
Revenue payable	747	-		747
Advances from joint interest owners	657	-		657
Convertible notes payable, Bridge Notes, net of discounts of $316,570	687	-		687
Notes payable, Secured Promissory Notes, net of discounts of $4,652,000	526	-		526
Notes payable – related party	6,170	-		6,170
Total current liabilities	20,341	664		21,005

Long-term liabilities:
Notes payable, Secured Promissory Notes, net of discounts of $7,674,000	22,733	-		22,733
Subordinated notes payable	-	8,353	(c)	8,353
Asset retirement obligations	89	87		176
Total long-term liabilities	22,822	8,440		31,262

Total liabilities	43,163	9,104		52,267

Commitments and contingencies

Stockholders’ equity:
Series A convertible preferred stock $0.001 par value, 100,000,000 shares authorized -0- shares issued and outstanding at December 31, 2014	-		(d)	-
Common stock $0.001 par value, 200,000,000 shares authorized 26,121,062 shares issued and outstanding at December 31, 2014	33	3	(e)	36
		28,402	(d)
Additional paid-in capital	59,395	2,731	(e)	90,528
Accumulated deficit	(60,796)	-		(60,796)
Non-controlling interest	(55)	-		(55)

Total stockholders’ equity	(1,423)	31,136		29,713

Total liability and stockholders’ equity	$41,740	$40,240		$81,980

(a) To record the allocation of the $44,489,000 purchase price to the net assets acquired.
(b) To record the Asia Sixth interest that could be conveyed to RJ Corp. in conjunction with financing to the $100,000 option price.
(c) To record the $8,353,000 of subordinated notes payable assumed related to the transaction.
(d) To record the fair value of the issuance of 66,625 restricted Series A Preferred Stock.
(e) To record the issuance of 3,375,000 shares of common stock on February 23, 2015 at $0.81 per share.

PEDEVCO CORP.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014
(amounts in thousands)

	PEDEVCO Historical	Acquisition of GGE Properties		Pro Forma Combined
Revenue:
Oil and gas sales	$4,812	$4,182		$8,994

Operating expenses:
Lease operating costs	1,674	1,173		2,847
Exploration expense	1,326	-		1,326
Selling, general and administrative expense	8,712	-		8,712
Impairment of oil and gas properties	5,416	-		5,416
Depreciation, depletion, amortization and accretion	954	-		954
Loss on settlement of payables	39	-		39

Total operating expenses	18,101	1,173		19,274

Loss on sale of oil and gas properties	(5,366)	-		(5,366)
Loss on sale of equity investment	(1,028)	-		(1,028)
Loss on sale of deposit for business acquisition	(1,945)	-		(1,945)
Loss from equity method investments	(544)	-		(544)
Operating income (loss)	(22,172)	3,009		(19,163)

Other income (expense):
Interest expense	(9,859)	-		(9,859)
Interest income	281	-		281
Loss on debt extinguishment	(823)	-		(823)
Total other expense	(10,401)	-		(10,401)

Net income (loss)	(32,573)	3,009		(29,564)
Less: net loss attributable to noncontrolling interests	(2,699)	-		(2,699)
Net income (loss) attributable to PEDEVCO common shareholders	$(29,874)	$3,009		$(26,865)
Net loss per common share:
Basic and diluted	$(1.06)			$(0.85)

Weighted average number of common shares outstanding:
Basic and diluted	28,244,096	3,375,000	(a)	31,619,096

Pro Forma Adjustments:
(a) Adjustment to record the issuance of 3,375,000 shares of common stock.